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                                                                    EXHIBIT 10.2



                               TRW AUTOMOTIVE INC.

                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
                        EFFECTIVE DATE: FEBRUARY 28, 2003

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                                    CONTENTS

                                                                                                         PAGE
                                                                                                         ----
ARTICLE I - INTRODUCTION...........................................................................        4

ARTICLE II - DEFINITIONS...........................................................................        5

ARTICLE III - ELIGIBILITY FOR BENEFITS.............................................................        8

                         3.01  Normal Retirement...................................................        8
                         3.02  Early Retirement....................................................        8
                         3.03  Late Retirement.....................................................        8
                         3.05  Termination of Employment...........................................        8
                         3.06  Retirement upon the Employer's Request..............................        8
                         3.07  Pre-Retirement Surviving Spouse Benefit.............................        8
                         3.08  Vesting.............................................................        8

ARTICLE IV - AMOUNT OF BENEFITS....................................................................        9

                         4.01  Normal Retirement Income............................................        9
                         4.02  Early Retirement Income.............................................        9
                         4.03  Late Retirement Income..............................................        9
                         4.04  Terminated Vested Retirement Income.................................       10
                         4.05  Retirement Income Payable Upon Employer-Requested Retirement........       10
                         4.06  Preretirement Surviving Spouse Benefit..............................       11

ARTICLE V - MANNER OF PAYMENT OF RETIREMENT INCOME.................................................       12

                         5.01  Forms of Payment....................................................       12

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
ARTICLE VI - MISCELLANEOUS PROVISIONS..............................................................       13

                         6.01  Income Tax Withholding..............................................       13
                         6.02  Social Security/Medicare/Payroll Taxes..............................       13
                         6.03  Funding.............................................................       13
                         6.04  ERISA Status........................................................       14
                         6.05  Assignment..........................................................       14
                         6.06  Employment Rights...................................................       14
                         6.07  Administration......................................................       14
                         6.08  Incompetent Persons.................................................       14
                         6.09  Amendment/Termination of the Plan...................................       15
                         6.10  Successors..........................................................       15
                         6.11  Governing Law.......................................................       15
                         6.12  Construction........................................................       15
                         6.13  Claims Procedure....................................................       15

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

ARTICLE I

                                  INTRODUCTION

This Supplemental Retirement Plan ("Plan") is effective as of February 28, 2003. The Plan is established and maintained by TRW Automotive Inc. a Delaware corporation ("Employer"), in order to provide retirement benefits for its President and Chief Executive Officer, John C. Plant, in accordance with the terms of the Employment Agreement (as hereinafter defined).

The Plan is intended to provide a level of retirement benefits essentially equal to the benefit that the Participant would have received had he spent his entire career with the Employer and TRW. in the United States and had accrued retirement benefits under the United States qualified pension plan (without regard to the limitations on pensionable compensation and benefit amounts under that plan), but taking into account accrued and vested pension benefits otherwise due him under the United Kingdom pension scheme maintained by TRW Limited. The Plan is intended to be a non-qualified plan subject to the applicable provisions of the Employee Retirement Security Act of 1974 ("ERISA").

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                                   ARTICLE II

                                   DEFINITIONS

2.01 As used herein, the terms set forth below shall have the meanings indicated:

         (a) ACCRUED BENEFIT means one-twelfth (1/12) of amount (if positive) calculated as under the following formula:

                  (1) 1.5% of Earnings, multiplied by years and months of Pensionable Employment, including any period of employment taken into account for purposes of the UK Scheme, not to exceed 35 years, minus

                  (2) 0.4% of Covered Compensation at his date of termination, multiplied by years and months of Pensionable Employment not to exceed 35 years, plus

                  (3) 1.33% of Earnings, multiplied by years and months of Pensionable Employment in excess of 35; minus

                  (4) The accrued benefit payable to the Participant under the U.S. Qualified Plan in the form of a single life annuity; minus

                  (5) The annual annuity, determined in US currency, payable in level monthly installments for the lifetime of the Participant, which is actuarially equivalent at the commencement date to the benefit actually payable under the terms of the UK Scheme, plus

                  (6) The OASDI/Medicare payroll and related taxes gross-up amount, as described in Section 6.02.

                  In determining the amount described in subsection (a)(5) above, actuarial equivalence shall be determined under the assumptions employed under the US Qualified Plan for determining the equivalence of optional annuity forms of payment, and UK currency shall be presumed to be convertible to US currency at a rate of $1.5 US dollars per (pound)1.0 UK pound. Further, the determination under subsection (a)(5) shall presume that the Participant elected to commence UK Scheme benefits at the same date at which benefits under this Plan commence, without regard to when such UK Scheme benefits actually commence. Specifically for purposes of reflecting that benefits paid under the UK Scheme are indexed with inflation, the amount calculated under Section 2.01(a)(5) shall be determined on the basis of the following assumptions:

                  (i) Rate(s) of future pension indexation assumed in the most recent actuarial valuation of the UK Scheme; and

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

                  (ii) Rates of mortality and interest prescribed in the US
                       Qualified Plan for purposes of determining amounts of monthly payment options

                  An example of how the Accrued Benefit is calculated is illustrated in Exhibit A hereto.

         (b)      BENEFICIARY means the Participant's Spouse.

         (C)      BOARD means the Board of Directors of the Employer.

         (d) CLOSING DATE means the date of purchase of the automotive businesses of TRW by the Employer, which is February 28, 2003.

         (f)      CODE means the Internal Revenue Code of 1986 as amended.

         (g) COVERED COMPENSATION shall have the same meaning as that contained in the U.S. Qualified Plan.

         (h) EARLIEST RETIREMENT DATE means the date the Participant attains age fifty (50).

         (i) EARNINGS means the sum of (a) the Base Salary received in the twelve (12) month period preceding the Participant's termination of employment, but not less than $1,350,000, and
                  (b) the greater of $650,000 or the average of the Annual Bonuses earned by the Participant with respect to each of the previously completed fiscal years with the Employer occurring during the Employment Term, (up to a maximum of the three (3) most recently completed fiscal years). For purposes of this Agreement, the terms "Base Salary," "Annual Bonuses" and "Employment Term" will have the meanings assigned to them in the Employment Agreement.

         (j)      EMPLOYER means TRW Automotive Inc., a Delaware Corporation.

         (k) EMPLOYMENT AGREEMENT means the employment agreement dated February 6, 2003, by and between TRW Automotive Acquisition Corp. and TRW Limited and the Participant.

         (l) NORMAL FORM OF PAYMENT means a single life annuity paid for the lifetime of the Participant

         (m) NORMAL RETIREMENT DATE means the first day of the month following, or coincident with, the date the Participant attains age fifty-seven and one-half (57 1/2).

         (n)      PARTICIPANT means John C. Plant.

         (o) PENSIONABLE EMPLOYMENT means Participant's global service with the Employer and TRW, as calculated under the rules for determining service in the UK Scheme.

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

         (p) PLAN means the TRW AUTOMOTIVE INC. EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN, including any amendments thereto, as set forth in this document.

         (q) SPOUSE means the person to whom the Participant is married as of the date of his death.

         (r) TRW means TRW Inc. and any predecessor company, and any company which was in the same controlled group as TRW (as defined in Code section 1563(a) determined without regard to sections 1563(a)(4) or 1563 (e)(3)(C)).

         (s) TEMPORARY SUPPLEMENTAL BENEFIT means the temporary early retirement benefit described in Sections 4.02, 4.04 or 4.06.

         (t) UK SCHEME means the TRW Pension Scheme established by a trust deed dated June 30, 1928, as amended, and its successors.

         (u) U.S. QUALIFIED PLAN means the TRW Automotive Salaried Pension Plan, as in effect on the Closing Date.

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

                                   ARTICLE III

                            ELIGIBILITY FOR BENEFITS

3.01     NORMAL RETIREMENT

         The Participant may retire and commence receipt of retirement payments on his Normal Retirement Date.

3.02     EARLY RETIREMENT

         The Participant may retire at any date on or after his Earliest Retirement Date, and may commence receipt of retirement payments on the first day of any month thereafter, but not later than his Normal Retirement Date.

3.03     LATE RETIREMENT

         The Participant may continue in the employ of the Employer beyond his Normal Retirement Date. In such circumstance, retirement benefits will commence on the first day of the month following, or coincident with, the date of the Participant's employment termination.

3.05     TERMINATION OF EMPLOYMENT

         If the Participant terminates employment prior to his Earliest Retirement Date for any reason other than death, he may commence retirement payments on the first day of any month on or after his Earliest Retirement Date.

3.06     RETIREMENT UPON THE EMPLOYER'S REQUEST

         The Participant may commence benefits hereunder upon the request of Employer, as provided in Section 4.05.

3.07     PRE-RETIREMENT SURVIVING SPOUSE BENEFIT

         If the Participant dies before retirement payments begin, his Spouse will be eligible for a Preretirement Surviving Spouse Benefit (as defined in Section 4.06).

3.08     VESTING

         Participant's rights to his Accrued Benefit shall be 100 percent vested and nonforfeitable as of the effective date of this Plan.

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

                                   ARTICLE IV

                               AMOUNT OF BENEFITS

4.01     NORMAL RETIREMENT INCOME

         If the Participant retires at his Normal Retirement Date, a monthly benefit will be payable in the Normal Form of Payment, starting at the Normal Retirement Date. The amount of such monthly benefit shall equal his Accrued Benefit, as defined in Section 2.01(a).

4.02     EARLY RETIREMENT INCOME

         If the Participant terminates employment at a date on or after his Earliest Retirement Date, and prior to his Normal Retirement Date, a monthly benefit will be payable in the Normal Form of Payment, starting at the Normal Retirement Date. The amount of such monthly benefit shall equal his Accrued Benefit, as defined in Section 2.01(a).

         Alternatively, and at the Participant's election, benefit payments may commence on the first day of any month following, or coincident with, his actual retirement date, and payable in the Normal Form of Payment. The amount of such payments will equal his Accrued Benefit, as defined in Section 2.01(a), except that the amounts described in Sections 2.01(a)(1), 2.01(a)(2) and 2.01(a)(3) shall be reduced by 0.3% for each complete month that the benefit commencement date precedes the Normal Retirement Date. In addition, the Participant shall receive a Temporary Supplemental Benefit equal to one-twelfth (1/12) of 0.40% of Covered Compensation, multiplied by his years of Pensionable Employment, including any period of employment taken into account for purposes of the UK Scheme, (not to exceed 35 years), reduced by 0.3% for each complete month that the benefit commencement date precedes the Normal Retirement Date. This Temporary Supplemental Benefit shall be payable monthly through the earlier of the month he attains age 62, or the month of his death

4.03     LATE RETIREMENT INCOME

         If the Participant terminates his employment at a date after his Normal Retirement Date, a monthly benefit will be payable in the Normal Form of Payment, starting at the first day of the month following, or coincident with, his termination date. The amount of such monthly benefit shall equal his Accrued Benefit as defined in Section 2.01(a), except that the amounts defined in Sections 2.01(a)(1), 2.01(a)(2) and 2.01(a)(3) will be adjusted for late payment pursuant to the postponed retirement provisions of the U.S. Qualified Plan. For purposes of determining the amount of the adjustment, Normal Retirement Date shall be deemed to be the first day of the month following the Participant's sixty-fifth (65th) birthday.

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

4.04     TERMINATED VESTED RETIREMENT INCOME

         If the Participant terminates his employment prior to his Earliest Retirement Date, a monthly benefit will be payable in the Normal Form of Payment, starting at his Normal Retirement Date. The amount of such monthly benefit shall equal his Accrued Benefit as defined in Section 2.01(a).

         Alternatively, and at the Participant's election, benefit payments may commence on the first day of any month following, or coincident with, his actual retirement date, and payable in the Normal Form of Payment. The amount of such payments will equal his Accrued Benefit, as defined in Section 2.01(a), except that the amounts described in Sections 2.01(a)(1), 2.01(a)(2) and 2.01(a)(3) shall be reduced by 0.3% for each complete month that the benefit commencement date precedes the Normal Retirement Date. In addition, the Participant shall receive a Temporary Supplemental Benefit equal to one-twelfth (1/12) of 0.40% of Covered Compensation, multiplied by his years of Pensionable Employment, including any period of employment taken into account for purposes of the UK Scheme, (not to exceed 35 years), reduced by 0.3% for each complete month that the benefit commencement date precedes the Normal Retirement Date. This Temporary Supplemental Benefit shall be payable monthly through the earlier of the month he attains age 62, or the month of his death.

4.05     RETIREMENT INCOME PAYABLE UPON EMPLOYER-REQUESTED RETIREMENT

         If the Participant retires at the request of the Employer prior to his Normal Retirement Date, as determined in accordance with the terms of the UK Scheme, a monthly benefit will be payable in the Normal Form of Payment, starting at the Normal Retirement Date. Alternatively, and at the Participant's election, benefit payments may commence on the first day of any month following, or coincident with, his actual retirement date, and payable in the Normal Form of Payment. The amount of such monthly benefit shall equal his Accrued Benefit, as defined in Section 2.01(a). The amounts described in Sections 2.01(a)(1), 2.01(a)(2) and 2.01(a)(3) shall not be reduced due to the benefit commencement date preceding the Normal Retirement Date. In addition, the Participant shall receive a Temporary Supplemental Benefit equal to one-twelfth (1/12) of 0.40% of Covered Compensation, multiplied by his years of Pensionable Employment, including any period of employment taken into account for purposes of the UK Scheme, (not to exceed 35 years). This Temporary Supplemental Benefit shall be payable monthly through the earlier of the month he attains age 62, or the month of his death.

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4.06     PRERETIREMENT SURVIVING SPOUSE BENEFIT

         In the event of the Participant's death prior to commencement of benefits, the Participant's Spouse will be entitled to receive a Preretirement Surviving Spouse Benefit, payable for the balance of her lifetime. The amount of such Preretirement Surviving Spouse Benefit shall equal the benefit (without regard to any Temporary Supplemental Benefit) that would have been payable, had the Participant terminated employment on his date of death, survived until his Earliest Retirement Date, commenced benefits at that date under the Joint and 50% Survivor annuity form of payment (as described in the U.S. Qualified Plan), and then died immediately thereafter. The Temporary Supplemental Benefit shall also be paid to the Participant's Spouse after the Participant's death on the same terms as the Preretirement Surviving Spouse Benefit described above, but in no event longer than the period for which the Temporary Supplemental Benefit would have been paid but for the Participant's death. The Preretirement Surviving Spouse Benefit and the Temporary Supplemental Benefit shall begin no earlier than the month in which the Participant would have attained his Earliest Retirement Age, provided however, that the Spouse may elect to defer benefits to another date by filing a written election with the Board no later than 90 days after the Participant's death. The Preretirement Surviving Spouse Benefit shall be forfeited if the Spouse shall not live to the month in which the Participant would have attained his Earliest Retirement Age.

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                                    ARTICLE V

                     MANNER OF PAYMENT OF RETIREMENT INCOME

5.01     OPTIONAL FORMS OF PAYMENT

         The optional forms of payment of retirement income allowed in this Plan shall be those allowed under the U. S. Qualified Plan. The amount payable under any optional form of payment shall be determined as the actuarial equivalent, at the date that benefits commence, of the monthly benefit payable under the Normal Form of Payment, using actuarial assumptions employed in the U.S. Qualified Plan for determining the equivalence of optional annuity forms of payment, except that in the determination of a lump sum payment, assumptions defined under the U.S. Qualified Plan for determining lump sums shall be used. The election of a lump sum payment must be made in writing at least 12 months in advance of the Participant's retirement date.

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

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

6.01     INCOME TAX WITHHOLDING

         The Employer or its agent shall deduct from all distributions under the Plan the amount of federal and state income taxes it is required to withhold.

6.02     OASDI/MEDICARE PAYROLL TAXES GROSS-UP

         The value of benefits accrued under the Plan are expected to be wages for purposes of the OASDI (old-age, survivors and disability insurance) and Medicare payroll taxes. The resolution date to determine such value is expected to be the date on which the Participant has retired and his benefit amount, form of benefit and benefit starting date are known. On the resolution date, the Employer shall pay the Participant's share of the OASDI and Medicare portion of such payroll taxes, plus an amount, which when added to such payroll taxes paid, shall result in the Participant having no-after tax cost for the Employer's payment of such payroll taxes. The payments required by this section shall be considered part of the Participant's Accrued Benefit. In calculating such payments, the Employer shall make a reasonable good faith estimate of the sum of the Participant's top marginal federal, after-tax state and local tax brackets, as well as the impact of any resulting foreign taxes or credits, or any excise taxes, in all cases taking into account Participant's individual circumstances. The Employer shall retain an independent certified public accountant at the Employer's cost, whose selection shall be approved by the Participant, to calculate the sum of the Participant's top marginal federal, after-tax state and local tax brackets, as well as the impact of any resulting foreign taxes or credits, or any excise taxes, in all cases taking into account Participant's individual circumstances.

6.03     FUNDING

         (a) The Employer shall contribute cash to pay benefits under the Plan through an irrevocable grantor trust. The trust assets are to be used exclusively to pay benefits under the Plan. However, in the event the Employer becomes insolvent or seeks protection under the bankruptcy laws, the trust assets must be paid over to the Employer as provided in the trust agreement and will be subject to the claims of the Employer's general creditors. Neither the Participant nor his beneficiary shall have any right, title or interest in or to any investments which the Employer may make to aid it in meeting its obligations hereunder. To the extent that any person acquires a right to receive benefits from the Employer under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Employer.

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         (b) The terms of the Employer's trust contribution obligation shall be governed by the terms of the trust, a copy of which is attached hereto and is incorporated herein by reference.

6.04     ERISA STATUS

         The Plan is an unfunded promise to pay deferred compensation. It is not intended to comply with the rules for qualified plans in section 401(a) of the Internal Revenue Code. The Plan is designed to be exempt from the rules for employee benefit plans in Title I (except Parts One and Five) of the Employee Retirement Income Security Act of 1974 (ERISA). Participation in the Plan is limited to a single highly compensated management employee who qualifies as such under Title I of ERISA.

6.05     ASSIGNMENT

         Except to the extent required by law, neither the Participant nor any other person shall have the right to assign, pledge, mortgage, transfer or otherwise encumber benefits under the Plan in advance of actual receipt thereof.

6.06     EMPLOYMENT RIGHTS

         The Plan is not an employment contract and it creates no right to continue employment with the Employer for any length of time.

6.07     ADMINISTRATION

         The Board administers the Plan and has the sole discretionary authority to do all things necessary to administer the Plan, including construing its language and determining eligibility for benefits. The Board has the sole discretionary authority to equitably adjust the Participant's rights under the Plan or the amount of the Participant's benefit. The Board may adopt any rules necessary to administer the Plan which are not inconsistent with its terms. The Board may delegate its authority to administer the Plan. Notwithstanding anything to the contrary herein, any action taken by the Board under this Section 6.07 must be consistent with, and shall in no way contravene, the provisions of
         Section 5(c) of the Employment Agreement and the Participant's rights thereunder.

6.08     INCOMPETENT PERSONS

         If the Board finds that any person entitled to a benefit under the Plan is unable to manage his or her affairs because of legal incompetence, the Board, in its discretion, may pay the benefit due such person to an individual deemed by the Board to be responsible for the maintenance of such person. Any such payment constitutes a complete discharge of the Employer's liability under the Plan.

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6.09     AMENDMENT/TERMINATION OF THE PLAN

         This Plan represents the entire agreement between Employer and Participant. The Employer through action of the Board may amend or terminate the Plan by a written instrument, provided such amendment or termination is consistent with, and in no way contravenes, the provisions of Section 5(c) of the Employment Agreement and the Participant's rights thereunder. An amendment (including an amendment to terminate the Plan) to the Plan cannot reduce or eliminate the Participant's Accrued Benefit as of the later of the effective date or execution date of such amendment. No amendment (including an amendment to terminate the Plan) may be executed or made effective on or after the date of a Change of Control (as defined in the Employment Agreement) without the Participant's written consent.

6.10     SUCCESSORS

         The Plan is binding on the beneficiaries, executor and administrator of the Participant, and upon the successors (by sale, merger consolidation or otherwise) of the Employer.

6.11     GOVERNING LAW

         The validity and construction of the Plan is governed by the laws of the State of New York without giving effect to the principles of conflicts of law.

6.12     CONSTRUCTION

         The following principles apply to the construction of the Plan.

         (a) INTERPRETATION OF PLAN The Board or its delegate has the sole discretionary authority to construe the language of the Plan and to resolve all questions concerning eligibility for benefits, plan administration and interpretation of the plan document.

         (b) INVALIDITY OF ANY PROVISION In the event any provision of the Plan is declared to be invalid, in whole or in part, such provision is null and void. The remaining provisions of the Plan are unaffected and remain in full force and effect. However, the Board, in its discretion may construe the provision in such a manner that it is valid in the jurisdiction where it is declared to be invalid.

         (c) ENFORCEABILITY OF ANY PROVISION A provision of the Plan which is invalid in any jurisdiction remains in effect and is enforceable in all jurisdictions in which the provision is valid.

6.13     CLAIMS PROCEDURE

         The claims procedure set forth in this paragraph is the exclusive method of resolving disputes that arise under the Plan.

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

         (a) WRITTEN CLAIM The claim must be in writing. All claims must be submitted to the Board within 12 months of the date on which the claimant contends he or she first had a right to receive a benefit under the Plan.

         (b) DENIAL OF CLAIM Where the Board denies a claim, in whole or in part, it must furnish the claimant with a written notice of the denial setting forth the following information, in a manner calculated to be understood by the claimant.

                  (1) A statement of the specific reasons for the denial of the claim.

                  (2) References to the specific provisions of the Plan on which the denial is based.

                  (3) A description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary.

                  (4) An explanation of the claims review procedure with a statement that the claimant must request review of the decision denying the claim within 90 days following the date on which such notice was received by the claimant.

                  The written notice of denial must be mailed to the claimant within 90 days following the date on which the claim was received by the Board. If special circumstances require an extension of time for processing a claim, the written notice may be mailed to the claimant not more than 180 days following the date on which the claim was received by the Board. Within the initial 90-day period, the claimant must be notified in writing of the extension, of the special circumstances requiring the extension and of the date by which the claimant will be furnished with written notice of the decision concerning the claim.

         (c) REVIEW OF DENIAL The claimant may request review of the denial of a claim. A request for review must be mailed to the Board within 90 days of the date on which the written notice of denial is received by the claimant and must set forth the following information.

                  (1) The date on which the notice of denial of the claim was received by the claimant.

                  (2) The specific portions of the denial of the claim that the claimant disputes.

                  (3) A statement by the claimant setting forth the basis upon which the claimant believes the Board should reverse the denial of the claim for benefits under the Plan.

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

                  (4) Written material (included as exhibits) that the claimant desires the Board to examine.

         (d) DECISION ON REVIEW The Board must afford the claimant an opportunity to review documents pertinent to the claim and must conduct a full and fair review of the claim and its denial. The Board's decision on review must be furnished to the claimant in writing in a manner calculated to be understood by the claimant, and it must include a statement of the reasons for the decision with references to the specific provisions of the Plan upon which the decision is based. The decision on review must be mailed to the claimant within 90 days following the date on which the request for review is received by the Board. If special circumstances require an extension of time to consider a request for review, the Board's written review of the claim may be mailed to the claimant not more than 180 days after the Board received the request for review. Within the initial 90-day period, the Board must notify the claimant in writing of the extension, of the special circumstances requiring the extension and of the date by which the claimant will be furnished with written notice of the decision reviewing the claim.

         (e) TRANSMISSION OF DOCUMENTS All written documents required by these claim procedures must be sent by first-class certified mail (return receipt requested) through the United States Postal Service. The date on which any document is mailed is determined by the postmark affixed to the document by the United States Postal Service. The date on which any document is received is determined by the date on the signed receipt for certified mail. Notices to the Participant must be mailed to the Participant's last known address. Notices to the Board must be mailed to:

                                   TRW Automotive Inc.
                                   12025 Tech Center Drive
                                   Livonia, Michigan 48150

                                   Attention: General Counsel

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

                                    EXECUTION

WHEREFORE, the Employer and Participant have executed this Plan on the 4th day of May, 2004.

                                   TRW AUTOMOTIVE INC.

                                By /s/ DAVID L. BIALOSKY
                                   ---------------------------------------------
                                Its Executive Vice President and General Counsel
                                    --------------------------------------------

                                    PARTICIPANT

                                         /s/ JOHN C. PLANT
                                    --------------------------------------------
                                             John C. Plant

ATTEST:

/s/ BARBARA LIPSKI
----------------------
Barbara Lipski

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

                                    Exhibit A

The following example is hypothetical, and is intended to illustrate Plan arithmetic. Actual benefits and lump sum amounts under the Plan will depend on the timing and circumstances of Mr. Plant's retirement, and on his compensation history at that date. The illustration is based on the assumption that Mr. Plant's base pay will increase at a rate of 4% per year, and that he will earn a bonus each year equal to 150% of base pay.

a        Normal retirement age under Plan provisions                                                          65
b        Actual age of retirement                                                                             61
         Calculate accrued annual gross formula benefit at age 61
         Base pay in prior year                                                    $2,078,262
         Bonus in prior year                                                       $3,117,393
         Bonus in second prior year                                                $2,997,494
         Bonus in third prior year                                                 $2,882,205
         Average pay to apply in gross benefit formula                                               $ 5,077,293
         Years of service at age 61                                                                           37
c        Annual gross formula benefit                                                                $ 2,789,483
         Calculate accrued annual UK Scheme accrued benefit at age 61
         Base pay in prior year                                                    $2,078,262
         10% of base pay in prior year                                             $  207,826
         10% of base pay in second prior year                                      $  199,833
         10% of base pay in third prior year                                       $  192,147
         10% of base pay in fourth prior year                                      $  184,757
         10% of base pay in fifth prior year                                       $  177,651
         Average pay to apply in UK scheme benefit formula                                           $ 2,270,705
d        Annual UK Scheme accrued benefit (1)                                                        $ 1,521,372
e        Life annuity equivalent to UK Scheme accrued benefit                                        $ 1,601,445
f        Net Plan benefit, payable for life commencing at 65 = c - e                                 $ 1,188,038
g        Applicable early retirement reduction factor at age 61 under the Plan                            1.0000
h        Net Plan early retirement benefit, payable for life commencing at 61                        $ 1,188,038
i        Present value at age 61, of $1 per year payable for life commencing at age 61,
         based on assumptions specified in Plan document (2)                                         $   11.8451
j        Lump sum value at age 61, = h x i                                                           $14,072,429

(1) Payable as a joint and survivor annuity. Future UK cost of living assumptions factored at a zero percent rate.

(2) According to the Plan, lump sum values are determined in accordance with assumptions used by the US Salaried Plan for lump sum determinations which, in turn, are based on statutory minimum assumptions that vary with interest rates from year to year.

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